Exhibit 10.34

Execution Version

NONCOMPETITION AGREEMENT

This NONCOMPETITION AGREEMENT (the “Agreement”) is entered into as of March 27, 2009 between Tom T. O’Keefe (“O’Keefe”), and Green Mountain Coffee Roasters, Inc., a Delaware corporation (the “Buyer”), each of the foregoing individually a “Party” and collectively the “Parties”).

RECITALS

WHEREAS, the Buyer and Tully’s Coffee Corporation (“Tully’s”) contemporaneously with the execution of this Agreement have entered into an Asset Purchase Agreement dated as of September 15, 2008 (the “APA”), pursuant to which it is contemplated Tully’s will sell the Acquired Assets to the Buyer and the Buyer will assume the Assumed Liabilities (the “Acquisition”);

WHEREAS, Tully’s currently operates in the Coffee Business which includes the Wholesale Business which the Buyer is acquiring pursuant to the terms of the APA.

WHEREAS, O’Keefe is the founder and chairman of the board of directors of Tully’s and in such capacities has substantial relationships with specific prospective and existing customers and suppliers in the Coffee Business that are integral to the operation of the Wholesale Business in the Territory. The customer goodwill the Company has built up in the Territory relating to the Coffee Business and the ability of Buyer to operate and expand the Wholesale Business in the Territory comprises a substantial portion of the value of the Acquired Assets. Buyer would not be purchasing the Acquired Assets and the Wholesale Business pursuant to the terms of the APA but for such goodwill and the ability to expand in the Coffee Business.

WHEREAS, O’Keefe has had access to and there has been disclosed to O’Keefe, and O’Keefe has detailed knowledge of, information of a confidential nature regarding the Coffee Business that has great value to the Wholesale Business and constitutes a substantial basis upon which the Wholesale Business is predicated. Such information includes recipes, trade secrets, customer and supplier lists, referral source lists, pricing information and policies, marketing arrangements, strategies, business plans and other information concerning the Wholesale Business (or Buyer as successor to the Wholesale Business) that is competitively sensitive or confidential (the “Confidential Information”).

WHEREAS, O’Keefe possesses valuable information regarding the Wholesale Business to be purchased by Buyer pursuant to the APA and O’Keefe could threaten the value of Buyer’s investment if he were to compete within the Coffee Business beyond the extensively negotiated scope of the Transaction Documents and this Agreement.

WHEREAS, in order to induce the Buyer to enter into the APA and to cause the consummation of the transactions contemplated by the APA to be consummated, O’Keefe is willing to enter into this Agreement.

WHEREAS, contemporaneously with the execution of this Agreement O’Keefe has entered into the Irrevocable Consent Agreement attached hereto in fully executed form as Exhibit A regarding O’Keefe’s consent to Seller’s use of the Tully’s name.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and in the APA, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Acknowledgement. O’Keefe expressly acknowledges that the covenants of Section 3 of this Agreement (the “Covenants”) are supported by good and adequate consideration, and that such covenants are reasonable and necessary to protect the legitimate business interests of the Buyer in connection with the Acquisition.

2. References and Capitalized Terms. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the APA.

3. Noncompetition; Non-Solicitation.

(a) Noncompetition. Subject to the Closing, and as an inducement to the Buyer to execute the APA and complete the Contemplated Transactions, and in order to preserve the goodwill associated with the Acquired Assets, O’Keefe hereby covenants and agrees that for a period of five (5) years from and after the Closing Date, he will not directly or indirectly, operate in the Coffee Business in United States of America, Canada, Mexico and the Islands of the Caribbean (the “Territory”); provided that nothing herein shall prevent O’Keefe from (i) operating a Licensed Retail Store (as defined in the License Agreement between the Buyer and Tully’s dated as of March 27, 2009) in the Territory pursuant to the terms of the License Agreement or (ii) serving as an officer, director or employee of Tully’s or any successor whose sole business is the operation of Licensed Retail Stores pursuant to the terms of the License Agreement or being a shareholder thereof.

(i) The prohibition set forth in clause (a) above does not extend to ownership of less than two percent (2%) of the outstanding stock of any entity whose stock is traded on an established stock exchange. The Parties intend that this covenant not to compete shall be construed as separate covenants, one for each state, county and subdivision to which the covenant applies. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any Person, to be modified, amended or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

(b) Non-Solicitation. For a period of two (2) years in the case of each individual listed on Schedule I attached hereto (the “Tully’s Employees”), O’Keefe will not directly or indirectly recruit, offer employment to, employ, engage as a consultant, lure, entice away from employment or engagement by the Buyer any of the Tully’s Employees or in any other manner persuade or attempt to persuade any of the Tully’s Employees to leave the employ of the Buyer. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 3(b) is invalid or unenforceable, the Buyer and O’Keefe agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(c) Specific Enforcement; Injunction. Because of the difficulty of measuring economic losses to the Buyer as a result of the breach of the covenants set forth in this Section 3, and because of the immediate and irreparable damage that would be caused to the Buyer and its affiliates for which they would have no other adequate remedy, O’Keefe agrees that, in the event of a breach or threatened breach by O’Keefe of any of such covenants, the Buyer may, at its sole option, in addition to obtaining any other remedy or relief available to it (including damages at law), enforce the provisions of this Section 3 by injunction and other equitable relief, without being required to post bond in connection therewith.

(d) The parties agree that the covenants contained in this Section 3 impose a reasonable restraint on O’Keefe in light of his role as founder and chairman of the board of directors of Tully’s and the activities and business of the Buyer, in relation to the Acquired Assets and the Wholesale Business.

(e) The covenants in this Section 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this Section 3 are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the provisions of this Section 3 shall thereby be reformed.

(f) Each of the covenants contained in this Section 3 shall be construed as a covenant independent of any other provision of this Agreement, and the existence of any claim or cause of action of O’Keefe against the Buyer or any of its affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Buyer of such covenants.

(g) The term of the covenants contained in this Section 3 shall be computed by excluding from such computation any time during which O’Keefe (as evidenced by a final, non-appealable judgment issued by a court of competent jurisdiction) has been determined to be in violation of any provision of this Section 3.

(h) O’Keefe acknowledges and agrees that the covenants set forth in this Section 3 are a material and substantial part of the Acquisition.

(i) Confidentiality. O’Keefe agrees that he will not, for a period of five (5) years after the date hereof, (a) use or divulge any Confidential Information, except (i) to Buyer’s personnel on a “need-to-know” basis and other Persons designated in writing by Buyer; (ii) to the extent disclosure may be required by Law; or (iii) if such information becomes lawfully obtainable from other sources; or (b) use or permit to be used any Confidential Information for the gain or benefit of any Person outside of Buyer or for its own personal gain or benefit. Notwithstanding the foregoing, nothing herein shall prevent O’Keefe from (i) operating a Licensed Retail Store (as defined in the License Agreement between the Buyer and Tully’s dated as of [            ], 2008) in the Territory pursuant to the terms of the License Agreement or (ii) serving as an officer, director or employee of Tully’s or any successor whose sole business is the operation of Licensed Retail Stores pursuant to the terms of the License Agreement or being a shareholder thereof.

4. Other Provisions.

(a) Notices. All notices, demands or communications required or permitted hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery by recognized overnight courier service for delivery on the next business day and (iii) five business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

If to the Buyer, addressed to it at:

Green Mountain Coffee Roasters, Inc.

33 Coffee Lane

Waterbury, VT 05676

Attention: Frances Rathke

Phone.: (802) 244-5621

Fax: (802) 244-6566

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110-2624

Phone: (617) 951-7000

Fax: (617) 235-0376

Attention: Jane D. Goldstein

If to O’Keefe, addressed to him at:

Tully’s Coffee Corporation

3100 Airport Way South,

Seattle, Washington 98134

Phone: (206) 233-2070

Fax:

Attention: Tom T. O’Keefe

with a copy to:

Carney Badley Spellman, P.S.

701 Fifth Avenue, Suite 3600

Seattle, Washington 98104

Phone: (206) 622-8020

Fax: (206) 467-8215

Attention: Patrick R. Lamb

(b) Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns and the heirs and legal representatives of any individual party hereto. Notwithstanding the foregoing, the Buyer may (i) assign any or all of its rights and interests under this Agreement to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations under this Agreement. Except as expressly provided herein, this Agreement is for the sole benefit of the parties and their permitted successors and assignees and nothing herein expressed or implied will give or be construed to give any Person, other than the parties and such successors and assignees, any legal or equitable rights hereunder.

(c) Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding among O’Keefe and the Buyer with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral, with respect to the subject matter hereof. This Agreement may be modified or amended only by a written instrument executed by O’Keefe and the Buyer.

(d) Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

(e) Headings. The headings used in this Agreement are for convenience only and will not in any way affect the interpretation of this Agreement.

(f) Severability. In the event any one or more of the provisions contained in this Agreement or any application thereof shall be held to be illegal or invalid, the enforceability of the remaining provisions of this Agreement or any other application thereof shall not in any way be affected or impaired thereby.

(g) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF,

DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. ANY SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(h) Counterparts. This Agreement may be executed in any number of counterparts which together shall constitute one instrument.

(i) Jurisdiction. Each Party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the federal or state courts within The State of New York for the purpose of any Action between the Parties arising in whole or in part under or in connection with this Agreement, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such Action other than before one of the above-named courts. Notwithstanding the previous sentence a Party may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(j) Venue. Each Party agrees that for any Action between the Parties arising in whole or in part under or in connection with this Agreement, such Party will bring Actions only in the city, county and state of New York. Each Party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(k) Service of Process. Each Party hereby (a) consents to service of process in any Action between the Parties arising in whole or in part under or in connection with this Agreement in any manner permitted by New York law, and (b) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (a) does not constitute good and valid service of process.

(l) Governing Law. This Agreement and all claims, disputes or other Actions arising hereunder or out of the Contemplated Transactions shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE BUYER

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:
Name:
Title:

By:
Name:	Tom T. O’Keefe

Schedule I

Seller Employees

Employee Name	Job Title
Bartley, Natalie S.	Accounts Receivable Clerk
Dringenberg, Mark C.	Dir, Shared Services Accting
Fosberg, Gladys L.	Inventory Accountant
Healy, Michelle A.	Dir, Shared Services Accting
Koopman, Matthew J.	Controller
Shved, Vitaliy I.	Lead Senior Accountant
Bach, Jessica M.	Customer Service Rep Wholesale
McCarthy, Jamie M.	Customer Service Rep Wholesale
Wood, Jeffery M.	Lead Cust Serv Rep Wholesale
Rader, John J.	VP, Plant Operations
Watson, John D.	Facilities Manager
Pew, Elizabeth A.	HR Coordinator
Williams, Ashley L.	Receptionist
Young, Eric P.	Senior Network Administrator
Hyde, Nichole S.	Quality Assurance Manager
Smith, Thomas C.	Machine Operator
Solorio-Cabrera, Maria I.	Coffee Packer
Vela-Vargas, Gerardo M.	Coffee Packer
Wearmouth, Haley D.	Quality Control Inspector
Wearmouth, Michael A.	Coffee Grinder
Wills, Marcella A.	Quality Control Inspector
Yong, Sophany	Quality Control Inspector
Blanchard, Patricia M.	Machine Operator
Brown, Charles R.	Coffee Packer
Christin, Lisa D.	Coffee Packer
Diaz, Etelberto G.	Coffee Packer
Grant, Duane A.	Machine Operator
Greer, James A.	Machine Operator
Hubeek, Ryan D.	Coffee Grinder
Malafu, Alani	Coffee Packer
Malla, Jerry A.	Coffee Packer
Nguyen, Vinh Q.	Machine Operator
Paredes, William	Coffee Packer
Phonethep, Norkeo	Machine Operator
Randolph, Charles R.	Machine Operator
Schafer, Sharon D.	Machine Operator
Valencia, Marcos	Machine Operator
Dowsakul, Rapheepat P.	Maintenance Mechanic
Early, Timothy J.	Maintenance Mechanic
Mojica, Juan R.	Maintenance Mechanic
Wong, Kai H.	Buyer
DeGuzman, Christopher A.	Master Roaster/Production Mgr
Frattini, Keri A.	Roaster
Gardner, Jeremiah J.	Roaster
Lawson, Andrea	Coffee Grinder

McAllister, Christopher J.	Roaster
Morris, Ebony B.	Roasting Supervisor
Peterson, Peter G.	Roasting Trainer
Rendon, Albert J.	Master Roaster
Stimak, George E.	Roaster
Xiong, Fong	Green Coffee Batcher
Ashford, Earl E.	Warehouseman
Bourquin, Lela L.	Order Picker
De Ano, Greg R.	Order Picker
Gibson, Demond L.	Warehouse Trainer
Sabe, Brent A.	Warehouseman
Spann, Norwood	Warehouse Manager
DaCosta, Mark E.	VP, Wholesale Operations
Nies, Scott M.	Wholesale Driver
DaCosta, Michael V.	Corporate Account Manager
Hilton, Angelo A.	Art Director
Miklethun, Beau	Help Desk Specialist (Consultant)
Munden, Maynard	Lead Facilities Technician
Ferry, Tahnee M.	Coffee Packer
Cruz, Juan G.	Packaging Trainer
Fennell, Leroy M.	Packaging Lead
Hampton, Blue S.	Apprentice Roaster
Forster, Bradford D.	Trainee Order Picker
Kelley, Anthony D.	Order Picker
Rodriguez, Roger	Order Picker
Rogers, John C.	Retail Delivery Driver
Turnage, Levon S.	Order Picker

Exhibit A

IRREVOCABLE CONSENT AGREEMENT

This IRREVOCABLE CONSENT AGREEMENT (“Agreement”) dated as of March 27, 2009, (the “Effective Date”) by and among Green Mountain Coffee Roasters, Inc., a Delaware corporation, with its head office located at 33 Coffee Lane, Waterbury, Vermont 05676-1529 (“GMCR”) and Tom T. O’Keefe, an individual (“O’Keefe”).

WHEREAS, O’Keefe is the founder, shareholder and chairman of Tully’s Coffee Corporation, a Washington corporation with its head offices located at 3100 Airport Way South, Seattle, Washington 98134 (“Tully’s”);

WHEREAS, Tully’s has engaged in commerce under the Tully’s Brand and the Tully Name with O’Keefe’s consent;

WHEREAS, the execution and delivery of this Agreement is in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, License Agreement and Supply Agreement and as a condition to GMCR entering into the Asset Purchase Agreement, License Agreement and Supply Agreement, and conditional upon the successful completion of the transactions contemplated in the Asset Purchase Agreement, O’Keefe has agreed to consent to the use of the Tully Name irrevocably and perpetually based on the terms and conditions of this Agreement;

NOW THEREFORE in consideration of $1.00 and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

I. DEFINITIONS

Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Asset Purchase Agreement dated as of September 15, 2008 by and between GMCR and Tully’s.

“Tully’s Brand” shall mean any trademarks, service marks, trade dress, trade names, business names, logos and other brand or source identifiers that contain the term Tully’s (by itself, in conjunction with others terms or a part thereof), together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

II. CONSENT

(a) O’Keefe is the owner of all right, title and interest in and to his personal name, “Tom Tully O’Keefe” (the “Tully Name”), and any other rights associated therewith, and all claims, causes and rights to sue arising therefrom.

(b) O’Keefe hereby covenants and grants to GMCR, and GMCR accepts from O’Keefe, a non-exclusive, perpetual, irrevocable, worldwide, royalty-free license and consent to use, and to authorize others to use, without conditions, the Tully Name (or any derivation or confusingly similar variation thereof) and O’Keefe’s likeness, and biography, along with other recognizable features, to exploit the TULLY’S brand (i) on or in connection with any commercial activity arising from or relating to the Coffee Business and any future expansion of that business and (ii) as an element of the Tully’s Brand for purposes of marketing, advertising, and promoting the Coffee Business and any future expansion of that business.

(c) The rights granted in this Section shall not extend to any right to use the Tully Name on any goods or services not offered in connection with the Coffee Business or future expansion thereof by GMCR as set forth in Section II(b).

III. COOPERATION

At GMCR’s request, O’Keefe shall execute all documents reasonably requested by GMCR to confirm GMCR’s rights in and to the Tully Name pursuant to the terms of this Agreement. At GMCR’s request and expense, O’Keefe shall also provide reasonable cooperation to GMCR in connection with the Tully Name, including without limitation executing consents, releases and other documents, and providing evidence of use and providing good faith testimony by affidavit, deposition, testimony or other means.

IV. TERM

The term of this Agreement shall commence on the Effective Date and shall be irrevocable and perpetual. This Agreement shall survive the incapacity or death of O’Keefe.

V. REPRESENTATIONS AND WARRANTIES

(a) O’Keefe represents and warrants to GMCR that:

(i) He has all rights, authorizations and approvals required to enter into this Agreement and that he is free to grant the rights granted herein free and clear of any encumbrance, license, lien, or other restriction;

(ii) He has not granted the rights granted herein to any other party; and

(iii) The Agreement will constitute a legal, valid and binding agreement of it and will be enforceable against it in accordance with its terms irrespective of its expiration.

(b) GMCR represents and warrants to O’Keefe that:

(i) It has the right, power and authority to enter into this Agreement and that it is free to grant the rights granted herein;

(ii) It is not a party to any agreement that will be breached by or that prohibits it from entering into or performing this Agreement; and

(iii) The Agreement will constitute a legal, valid and binding agreement of it and will be enforceable against it in accordance with its terms irrespective of its expiration.

VI. MISCELLANEOUS

(a) GMCR may assign this Agreement to any successor of GMCR that acquires all or substantially all of the assets or businesses of GMCR or to an acquirer, whether by sale, merger, recapitalization or other business combination, of all or substantially all of the assets or businesses of GMCR without O’Keefe’s consent; provided, however, that any such successor or assignee shall provide O’Keefe with a written agreement to be bound by all of the terms of this Agreement.

(b) All notices, demands or communications required or permitted hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery by recognized overnight courier service for delivery on the next business day and (iii) five business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

If to the Buyer, addressed to it at:

Green Mountain Coffee Roasters, Inc.

33 Coffee Lane

Waterbury, VT 05676

Attention: Frances Rathke

Phone: (802) 244-5621

Fax: (802) 244-6566

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110-2624

Phone: (617) 951-7000

Fax: (617) 235-0376

Attention: Jane D. Goldstein

If to O’Keefe, addressed to him at:

Tully’s Coffee Corporation

3100 Airport Way South,

Seattle, Washington 98134

Phone: (206) 233-2070

Fax: 206-233-2077

Attention: Tom T. O’Keefe

with a copy to:

Carney Badley Spellman, P.S.

701 Fifth Avenue, Suite 3600

Seattle, Washington 98104

Phone: (206) 622-8020

Fax: (206) 467-8215

Attention: Patrick R. Lamb

(c) The rights and remedies of the parties set forth herein are in addition to and not in lieu of any other right or remedy afforded to the parties under any other provision of this Agreement, by law, or otherwise. O’Keefe stipulates and agrees that the consents set forth herein are perpetual and irrevocable and, in the event of a breach hereof by GMCR, O’Keefe’s remedies shall be limited to monetary damages and the specific performance rights in Section VI(d).

(d) Each party hereby agrees that any breach by it or threatened breach of any of the terms of this Agreement would cause irreparable harm and injury to the other party, and that the remedies at law therefor, including monetary damages, are inadequate compensation for any loss and that such non-breaching party shall be entitled to seek specific performance and injunctive or other equitable relief with respect to the non-breaching party’s hereunder, in addition to any remedies available at law. Each party, respectively, hereby waives any defense to such claim that a remedy at law would be adequate.

(e) Notwithstanding anything to the contrary in this Agreement, GMCR shall be permitted to grant a continuing first priority security interest in any or all of its consent rights under this Agreement to any lenders as GMCR may have from time to time.

(f) Nothing in this Agreement shall make either party the legal representative, agent, employee, owner or partner of the other nor shall either party have the right or authority to assume, create or incur any liability or obligation of any kind, express or implied, against, in the name of or on behalf of, the other party.

(g) This Agreement constitutes the entire agreement and understanding between the parties regarding the subject matter hereof, and supersedes and merges all prior discussions and agreements between them relating thereto. No waiver, modification or amendment to this Agreement shall be valid unless in writing, signed by the parties hereto.

(h) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible, or, in the event a party seeks to enforce this Agreement in the absence of such a negotiated modification, the court shall construe and enforce this Agreement as though the illegal or unenforceable provision were excluded from the contract, and interpreting the remaining and enforceable provisions in such manner as to give effect to the original intentions of the parties consistent with requirements of law.

(i) This Agreement may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(j) The parties agree that there are no third party beneficiaries to this Agreement or any part or specific provision of this Agreement unless specifically stated herein. This Agreement is solely for the benefit of GMCR and O’Keefe and is not intended to confer any rights or benefits to any third party.

(k) This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, of the United States of America without regard to any applicable conflict of law or choice of law rules. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to apply to a court of competent jurisdiction for an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York court in the event any dispute arises out of this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement in any court other than any New York court and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement.

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IN WITNESS WHEREOF, each party hereto has duly caused this Agreement to be executed, in its name and on its behalf, all as of the Effective Date.

TOM T. O’KEEFE

By:
Tom T. O’Keefe

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:
Name:
Title: